GO FURTHER. DO MORE. COME HOME SAFELY. R: 0 G: 32 B: 96 R: 255 G: 0 B: 0 R: 0 G: 112 B: 192 R: 192 G: 0 B: 0 R: 89 G: 89 B: 89 R: 16 G: 37 B: 63 R: 196 G: 189 B: 151 R: 146 G: 208 B: 80 R: 79 G: 129 B: 189 Page 1 GO FURTHER. DO MO E. OME HOME SAFELY. CHC Helicopter is the operating company of CHC Group Ltd. (NYSE: HELI) CHC Helicopter Fiscal 2015 First Quarter September 9, 2014 CHC Helicopter is the operating company of CHC Group Ltd. (NYSE: HELI)

GO FURTHER. DO MORE. COME HOME SAFELY. R: 0 G: 32 B: 96 R: 255 G: 0 B: 0 R: 0 G: 112 B: 192 R: 192 G: 0 B: 0 R: 89 G: 89 B: 89 R: 16 G: 37 B: 63 R: 196 G: 189 B: 151 R: 146 G: 208 B: 80 R: 79 G: 129 B: 189 Page 2 Presenters Bill Amelio President and Chief Executive Officer Joan Hooper Chief Financial Officer Aberdeen, Scotland Port Harcourt, Nigeria Rio de Janeiro, Brazil Perth, Australia

Page 3 GO FURTHER. DO MORE. COME HOME SAFELY. Forward-Looking Statements and non-GAAP Financial Measures This presentation contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, and other applicable securities legislation. All statements, other than statements of historical fact included in this presentation regarding our strategy, future operations, projections, conclusions, forecasts, and other statements are “forward-looking statements“. While these forward-looking statements represent our best current judgment, actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking information. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include our ability to obtain the approval of a pending financing transaction by our shareholders, the ability to obtain government approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the transaction does not close when expected, or at all, or that CHC may be required to modify aspects of the transaction to obtain regulatory approval; the ability to realize the expected reduction of debt and interest expense from the transaction in the amounts or in the timeframe expected; competition in the markets we serve, our ability to secure and retain long-term support contracts, our ability to maintain standards of acceptable safety performance, political, economical, and regulatory uncertainty, problems with our non-wholly owned entities, including potential conflicts with the other owners of such entities, exposure to credit risks, ability to continue funding our working capital requirements, risks inherent in the operation of helicopters, unanticipated costs or cost increases associated with our business operations, exchange rate fluctuations, trade industry exposure, inflation, inability to obtain or maintain government issued licenses or related approvals, inability to obtain or maintain necessary aircraft or insurance, loss of key personnel, work stoppages due to labor disputes, and future material acquisitions or dispositions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The Company disclaims any intentions or obligations to update or revise any forward-looking information, whether as a result of new information, future events or otherwise. We make certain statements in this presentation that include references to “non-GAAP financial measures,” as defined by SEC regulations. We have provided reconciliations of these measures to what we believe are the most directly comparable GAAP measures, which are attached hereto within the appendix or footnoted. Adjusted EBITDAR excluding special items is referred to in this document as EBITDAR.

Page 4 GO FURTHER. DO MORE. COME HOME SAFELY. Accident-Rate Benchmarking CHC’s five-year rolling average as of August 1st is 0.38 accidents/100,000 flight hours N u m b er o f ac cid en ts/ 1 0 0 K f lig h t h ou rs Safety: Maintaining Leading Performance • ICAO “accident” definition: flight incident resulting in fatal or serious injury, or aircraft lost or sustaining damage or structural failure. • Offshore average rate per 2009 OGP Report, Page 6. • Twin Helicopters average rate inferred from worldwide accident-rate table, 2009 OGP Report, Page 4. • CHC rate includes the October 2012 controlled landing and August 2013 accident, both in North Sea. 1.8 0.8 0.38 0 0.2 0.4 0.6 0.8 1 1.2 1.4 1.6 1.8 2 Offshore Operations Twin Helicopters CHC

CHC Value Drivers



1 Significant growth opportunities, supported by strong industry fundamentals

- Attractive end-markets driven by increased deepwater O&G exploration and production
- Recurring revenue from an essential service - only ~4-7% of operator rig expenses[1]
- Resilient flying revenue stream:
  - 80% of revenue from flying services of which 2/3rd is driven from production
  - Long term contracts of 4-5 years with majority of economics in fixed monthly standing charges



2 A market leading operator with a strong safety system and record

- Scale and global reach enables CHC to grow with customers
- Consistent level of availability, reliability, and safety



3 Persistent focus on efficiency and improvement

- First mover advantage from global operations center, leading IT systems



4 Disciplined growth to maximize long term returns

- Financial visibility afforded by long-term contracts, fixed monthly revenue
- Industry fundamentals and company transformation support strong growth opportunities

[1] Calculated as implied daily cost of helicopter/divided by typical day rate for offshore rig; implied daily cost of helicopter calculated by dividing FY2014 HE rate of $8.82M by 365; assumes typical day rates of $600K and $350K, respectively, for UDW and DW rigs.

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Page 5

Consolidated Results – Q1 FY2015

Q1 FY 2015 results in line with expectations

- Revenue up 11% driven by:
  - Growth from new contracts in Helicopter Services and Heli-One segments
- EBITDAR up 1%
  - Improved margin from new contracts in both Helicopter Services and Heli-One
  - Partially offset by stock compensation expense, incremental cost as CHC was private in Q1 FY14

CHC Consolidated	Quarter		
($ in millions except margin, share count, and EPS)	FY14 Q1	FY15 Q1	% Change
Revenue	415	461	11
Operating Revenue(1)	373	421	13
EBITDAR	111	112	1
EBITDAR Margin(2)	30%	27%	-330bps
Net Loss(3)	(32)	(37)	(16)
Share Count(4)	77,519,484	80,530,687	-
Net loss per ordinary share	(0.41)	(0.46)	(12)

Note: all comparisons are year over year unless otherwise noted

1. Operating revenue is total revenue less reimbursable revenue which is costs reimbursed from customers.
2. Adjusted EBITDAR margin is referred to in this document as EBITDAR margin. It is calculated as adjusted EBITDAR excluding special items divided by Operating Revenue.
3. See Appendix for reconciliation to GAAP measures.
4. Adjusted weighted share count is the number of ordinary shares outstanding at our IPO date, adjusted for the weighted average of shares issued subsequent to this date.

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Page 6

Page 7 GO FURTHER. DO MORE. COME HOME SAFELY. Heli-One and Helicopter Services Segment (HS) Realignment Old New Internal Revenue Recognition Heli-One recognized fixed rate power by the hour (PBH) based on Helicopter Services flight hours Heli-One generated revenue from passed through costs procured from outsourcing of work not covered by Heli- One to Helicopter Services Heli-One revenue recognized based on time and materials (T&M) Internal Cost Recognition Helicopter Services incur costs based on power by the hour (PBH) based on flight hours Heli-One procures costs from outsourcing of work not covered by Helicopter Services Helicopter Services incur costs based on timing of maintenance event Helicopter Services procures costs directly from external vendors for services not covered by Heli-One • Changed the way revenue and costs are recognized between Heli-One and Helicopter Services • Reporting change follows change in how segments are now managed  Heightens accountability for and efficiency of maintenance costs and asset utilization  Next step in transformation initiatives - enabled by centralization and new IT systems  Drives optimal decision making by aligning volume of maintenance events and associated costs to HS  Heli-One’s business model simplified - high maintenance quality with focus on third party customers continues  No impact to consolidated results or external customers, internal business model change only

Helicopter Services

- Revenue up 9% driven by new, higher return contracts in the North Sea
  - Partially offset by declines in Asia Pacific and Americas as lower return contracts rolled off
- EBITDAR increased by 1% due to:
  - New contracts with higher margins
  - Partially offset by contract completions

Helicopter Services	Quarter		
($ in millions except margin and HE count)	**FY14 Q1**	**FY15 Q1**	**% Change**
Operating Revenue	345	384	11
Reimbursable revenue	42	40	(5)
Total External Revenue	387	424	9
EBITDAR	126	127	1
EBITDAR Margin(1)	37%	33%	-350bps
HE Rate(2)	2,052	2,364	15
Average HE Count(3)	168.3	162.5	(3)

Note: all comparisons are year over year unless otherwise noted and reflect segment realignment

1. Adjusted EBITDAR margin is referred to in this document as EBITDAR margin. It is calculated as adjusted EBITDAR excluding special items divided by Operating Revenue.
2. Heavy Equivalent Rate (HE) is the 3rd party operating revenue from Helicopter Services segment divided by average HE count.
3. Our heavy and medium helicopters, are weighted at 100% and 50%, respectively, to arrive at a single HE count, excluding helicopters that are held for sale.

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Heli-One

- Increased Q1 FY2015 third party revenue driven by new PBH contracts and MRO work
  - New third party MRO work
  - Higher external PBH revenue from third party customers from new contracts
- EBITDAR up 26% driven by increase in margin from new external contracts in both PBH and MRO

Heli-One	**Quarter**		
($ in millions except margin)	**FY14 Q1**	**FY15 Q1**	**% Change**
External Revenue	28	37	34
Inter-Segment Revenue	37	24	(36)
Total Revenue	65	61	(6)
EBITDAR	4	5	26
EBITDAR Margin	6%	9%	220bps


Boundary Bay, Canada


Boundary Bay, Canada

Note: all comparisons are year over year unless otherwise noted

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Page 9

Page 10 GO FURTHER. DO MORE. COME HOME SAFELY. Free Cash Flow, Liquidity & Leverage ($ in millions) FY14 Q1 FY15 Q1 $ Change Free Cash Flow(1) (135) (101) 34 Cash and Equivalents 115 120 5 Liquidity(2) 475 472 (3) ($ in millions except leverage ratio) FY14 Q4 FY15 Q1 $ Change Adjusted Net Debt(3) 2,497 2,648 151 Adjusted Net Debt(3)/EBITDAR 5.3x 5.6x 0.3x 1. Free cash flow is defined as cash provided by operating activities less cash used in investing activities. See slide 13 for details. 2. Liquidity is a non-GAAP financial measure which was comprised of cash and cash equivalents of $120 million, unused capacity in the revolver of $324 million, net of letters of credit of $51 million, plus undrawn overdraft facilities of $28 million. 3. Adjusted Net Debt is calculated as net debt plus NPV of lease commitments as of July 31, 2014 discounted at 9%. See slide 19 for net debt reconciliation. • $34 million improvement in free cash flow(1) driven by: ‒ Lower interest expense ‒ Improvement in working capital with reduction in DSO by 2 days compared to previous year ‒ Net expansionary capex was lower by $12M from timing of rotables spend and financing proceeds

Page 11 GO FURTHER. DO MORE. COME HOME SAFELY. • Reduce leverage, grow incremental cash flow • Maintain disciplined capital allocation Disciplined Growth Strengthen Balance Sheet Disciplined Growth Expand EBITDAR and Margin • Deploy fleet for deepwater/ultra-deepwater services • Expansion in high growth markets • Grow stable revenues backed by long-term contracts • Fleet mix, pricing discipline, transformation CHC: Committed to Financial Priorities

Page 12 GO FURTHER. DO MORE. COME HOME SAFELY. APPENDIX

Page 13 GO FURTHER. DO MORE. COME HOME SAFELY. Free Cash Flow • Total free cash flow of ($101 million), a $34 million improvement over FY 2014 ‒ Driven by benefits in operating and investing cash flows • Cash used in operating activities, $13 million lower than last year ‒ Improvement in working capital with reduction in DSO of 2 days compared to last year ‒ Lower interest expense from bonds repurchase of $195M in aggregate in Q4 FY2014 and Q1 FY2015 • Cash used in investing, $21 million lower than FY 2014 ‒ Higher source of cash from timing of rotables spend and aircraft financing proceeds ‒ Increased proceeds from third party aircraft disposals Free Cash Flow (US$ Million) FY14-Q1 FY15-Q1 VAR Cash flow from operating activities before changes in working capital (17) (16) 1 Changes in operating assets and liabilities (27) (15) 12 Cash provided by operating activities (44) (31) 13 Net Expansionary capex (61) (49) 12 Maintenance capex (27) (26) 1 Disposal 2 4 2 Other (5) 2 7 Total Cash Used in Investing Activities (91) (70) 21 Total Free Cash Flow (135) (101) 34

Page 14 GO FURTHER. DO MORE. COME HOME SAFELY. EBITDAR - Non-GAAP Reconciliation (Expressed in thousands of United States dollars) (Unaudited) EBITDAR: Reconciliation to GAAP measures Three months ended 31-Jul-13 31-Jul-14 Helicopter Services $ 126,067 $ 126,801 Heli-One 4,196 5,276 Corporate (18,116) (21,662) Eliminations (768) (19) Adjusted EBITDAR 111,379 110,396 Helicopter lease and associated costs (55,279) (63,280) Depreciation (32,057) (33,725) Asset impairments (7,324) (275) Loss on disposal of assets (1,122) (5,259) Operating income 15,597 7,857 Interest on long-term debt (38,708) (34,872) Foreign exchange gain (loss) (13,087) 4,908 Other financing income (charges) 5,823 (4,325) Loss from continuing operations before income tax (30,375) (26,432) Income tax expense (5,308) (7,887) Net loss $ (35,683) $ (34,319)

Page 15 GO FURTHER. DO MORE. COME HOME SAFELY. Three months ended July 31, 2013 July 31, 2014 Adjusted EBITDAR excluding special items $ 111,379 $ 112,097 Corporate transaction costs — (1,701) Adjusted EBITDAR $ 111,379 $ 110,396 EBITDAR and Net Income: Non-GAAP Reconciliation EBITDAR excluding special items - Non-GAAP Reconciliation (Expressed in thousands of United States dollars) (Unaudited) Adjusted net (loss) - Non-GAAP Reconciliation (Expressed in thousands of United States dollars) (Unaudited) Three months ended July 31, 2013 July 31, 2014 Net loss attributable to controlling interest $ (38,331) $ (42,100) Corporate transaction costs — 1,701 Asset impairments 7,324 275 Loss on disposal of assets 1,122 5,259 Foreign exchange loss (gain) 13,087 (4,908) Debt extinguishment1 — 7,444 Unrealized gain on derivatives (14,764) (4,343) Adjusted net loss $ (31,562) $ (36,672) (1) Loss on extinguishment incurred on the redemption of $65.0 million of our senior secured notes at a premiums ranging from 8% to 9.13% of the principal.

Page 16 GO FURTHER. DO MORE. COME HOME SAFELY. (Expressed in thousands of United States dollars) (Unaudited) Adjusted Net Loss: Non-GAAP Reconciliation Three months ended July 31, 2013 July 31, 2014 Adjusted EBITDAR excluding special items $ 111,379 $ 112,097 Helicopter lease and associated costs (55,279) (63,280) Depreciation (32,057) (33,725) Debt Extinguishment — 7,444 Unrealized gain on derivatives (14,764) (4,343) Interest on long-term debt (38,708) (34,872) Other financing income (charges) 5,823 (4,325) Income tax expense (5,308) (7,887) Earnings attributable to non-controlling interests (2,648) (7,781) Adjusted net loss $ (31,562) $ (36,672)

EBITDAR: Reconciliation to GAAP measures

EBITDAR - Non-GAAP Reconciliation

(Expressed in thousands of United States dollars)

(Preliminary and Unaudited)

	Three months ended			
	July 31, 2013	October 31, 2013	January 31, 2014	April 30, 2014
Helicopter Services	$ 126,067	$ 120,495	$ 127,785	$ 139,644
Heli-One	4,196	8,402	6,385	10,235
Corporate	(18,116)	(20,541)	(39,182)	(17,248)
Eliminations	(768)	(626)	(1)	(1,739)
Adjusted EBITDAR	**111,379**	**107,730**	**94,987**	**130,892**
Helicopter lease and associated costs	(55,279)	(55,166)	(56,216)	(61,232)
Depreciation	(32,057)	(38,694)	(35,407)	(38,415)
Asset impairments	(7,324)	(15,690)	58	(2,977)
Loss on disposal of assets	(1,122)	(3,299)	2,478	(4,688)
Operating income (loss)	**15,597**	**(5,119)**	**5,900**	**23,580**
Interest on long-term debt	(38,708)	(39,146)	(39,782)	(35,586)
Foreign exchange gain (loss)	(13,087)	184	(11,573)	18,448
Other financing income (charges)	5,823	(1,708)	(5,730)	(21,638)
Loss before income tax	**(30,375)**	**(45,789)**	**(51,185)**	**(15,196)**
Income tax expense	(5,308)	(5,492)	(6,689)	(10,885)
Net loss	**$ (35,683)**	**(51,281)**	**(57,874)**	**(26,081)**
Net earnings (loss) attributable to:				
Controlling interest	$ (38,331)	$ (50,990)	$ (60,003)	$ (23,224)
Non-controlling interests	2,648	(291)	2,129	(2,857)
Net loss	**$ (35,683)**	**$ (51,281)**	**$ (57,874)**	**$ (26,081)**

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Page 17

Page 18 GO FURTHER. DO MORE. COME HOME SAFELY. EBITDAR: Reconciliation to GAAP measures EBITDAR - Non-GAAP Reconciliation (Expressed in thousands of United States dollars) (Preliminary and Unaudited) Year ended April 30, 2013 April 30, 2014 Helicopter Services $ 546,827 $ 513,991 Heli-One 14,524 29,218 Corporate (74,113) (95,087) Eliminations (2,887) (3,134) Adjusted EBITDAR 484,351 444,988 Helicopter lease and associated costs (201,736) (227,893) Depreciation (131,926) (144,573) Restructuring (10,976) — Asset impairments (29,981) (25,933) Loss on disposal of assets (15,483) (6,631) Operating income 94,249 39,958 Interest on long-term debt (127,199) (153,222) Foreign exchange loss (11,383) (6,028) Other financing charges (18,729) (23,253) Loss from continuing operations before income tax (63,062) (142,545) Income tax expense (54,452) (28,374) Loss from continuing operations (117,514) (170,919) Earnings from discontinued operations, net of tax 1,025 — Net loss $ (116,489) $ (170,919)

Page 19 GO FURTHER. DO MORE. COME HOME SAFELY. Adjusted Net Debt Reconciliation 1. NPV of lease commitments as of April 30, 2014 and July 31, 2014 discounted at 9%. Adjusted Net Debt ($US Million) At April 30, 2014 At July 31, 2014 Long-term debt 1,546 1,481 Current portion of long-term debt 4 4 Discount on notes 12 11 Premium on notes (2) (1) Less: Cash on Balance Sheet (303) (120) Net Debt 1,258 1,374 NPV of lease commitments (1) 1,239 1,274 Adjusted Net Debt 2,497 2,648

Page 20 GO FURTHER. DO MORE. COME HOME SAFELY. Fleet1, HE count2 and HE rate3 trends Fleet Statistics Technologically Advanced Fleet • Average age down from ~17 years in fiscal 2007 to ~11 years • New technology aircraft accounts for 79% of fleet value • Improved returns 263 252 247 236 174 169 165 165 $6.84 $8.03 $8.73 $8.82 0 1 2 3 4 5 6 7 8 9 10 0 50 100 150 200 250 300 FY11 FY12 FY13 FY14 Fleet Count Heavy Equivalent (HE) HE Rate 1. Fleet count at fiscal year end. 2. Heavy and medium helicopters, are weighted at 100% and 50%, respectively, to arrive at a single HE count, excluding helicopters that are held for sale. Shown above is average HE count of 5 quarters. 3. Heavy Equivalent (HE) Rate is the 3rd party operating revenue from HS segment divided by average HE count. Shift towards new technology aircraft supports increase in HE rate

Page 21 GO FURTHER. DO MORE. COME HOME SAFELY.  2 pilots; 12 – 15 passengers 39 in Fleet  2 pilots; 10-13 passengers 20 in Fleet Other S92  2 pilots; 19 passengers 42 in Fleet EC225  2 pilots; 19 passengers 37 in Fleet S76 Series  2 pilots; 12 passengers 58 in Fleet AS332L, L1, L2  2 pilots; 17-19 passengers 37 in Fleet 233 Heavy/Medium twin engine helicopters with ~$3.1 Billion Fleet Value*  Fleet average age ~11 years * Fleet value is based on 2014 Ascend and Helivalue$ mid-life appraised value based on fleet count as of July 31, 2014. AW139 H ea v y M e d iu m  Fleet comprised entirely of heavy and medium aircraft Leading Operator of Heavy and Medium Aircraft

Page 22 GO FURTHER. DO MORE. COME HOME SAFELY. Additional Fleet Detail – July 31, 2014 1. Approximate range based on maintaining a 30-minute fuel reserve Helicopter Model Count Cruise Speed (kts) Appr. Range (nm) full pax 1 Passengers Max Weight (lbs) Sikorsky S92A 42 145 400 19 26,500 Airbus EC225 37 145 400 19 24,250 Airbus AS332L, L1, L2 37 130-140 250-350 17-19 18,000 -20,500 Heavy total 116 Agusta AW139 39 145 280 12-15 15,000 Sikorsky S76C++ 23 145 220 12 11,700 Sikorsky S76C+ 20 145 175 12 11,700 Sikorsky S76A/B/C 15 135 110-130 12 10,800– 11,700 Bell 412 8 125 135 13 11,900 Airbus AS365 Series 7 120-145 80 11 9,500 Airbus EC135/145/155 5 NA (EMS only) Medium total 117 Total 233 Hea v y M edi u m New technology aircraft represents ~80% of total CHC Fleet Value

Page 23 GO FURTHER. DO MORE. COME HOME SAFELY. Helicopter Services Regional Revenue break-down – FY14-Q1 vs. FY15-Q1 Third Party Revenue US $millions FY14-Q1 FY15-Q1 YoY % Eastern North Sea 95 102 8 Western North Sea 101 118 18 Americas 59 73 24 Asia Pacific 86 80 (6) Africa Euro Asia 47 48 3 Fleet & Other 1 2 80 Helicopter Services 387 424 9

P&L Structure



Reported Revenue
Direct Costs, G&A
Operating Revenue[1]
EBITDAR
Heli-One
Helicopter Services
D&A
Lease costs
Other[2]
Interest[3]
Tax
Internal
3rd party
HE Count
HE Rate
Net Income

- Helicopter Services Operating revenue is derived from HE count and HE rate
  - HE count = (100% x # heavy AC) + (50% x # medium AC)
    - HE count corresponds to fleet count as of the end of a quarter excluding held for sale aircraft
  - HE rate is operating revenue per HE over a specified period
    - HE rate growth driven by contract pricing and increasing mix of new technology aircraft
    - Denominator uses average HE count to reflect the revenue generating aircraft during period
      - ➢ Annual HE rate uses 5 quarter end HE count data (ex. FY14 HE rate uses Q4FY13, Q1-Q4 FY14 HE count data)
      - ➢ Quarterly HE rate uses 2 quarter end HE count data (ex. FY14 Q3 HE rate uses Q2 and Q3 FY14 HE count data)
- Heli-One's revenue consists of internal work (for HS) and 3rd party
  - Maintenance, repair, and overhaul (MRO) projects or Power by the Hour (PBH) contracts
- Adjusted EBITDAR is the main measure of performance in the helicopter industry

1. Operating revenue is total revenue less reimbursable revenue which is costs reimbursed from customers.
2. Other includes restructuring costs, impairments, gain/loss on disposals.
3. Interest includes interest on long term debt and other financing charges.

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Free Cash Flow Drivers



Lease payments
Interest
ΔWorking Capital
Tax
Pension
EBITDAR(1)
Other(2)
Net Expansionary Capex
Maintenance Capex
3rd Party Disposals
Operating Cash Flow
Investing Cash Flow
Free Cash Flow
Aircraft Spend:
(deposits + payments at aircraft delivery + gross lease buyouts of existing aircraft less aircraft financing proceeds)
+ Growth in rotables pool
+ New buildings/bases (PPE)
Aircraft base maintenance + replacement of rotables + maintenance of building/bases (PPE)

- Operating cash flow drivers:
  - Increase cash earnings through growing EBITDAR
  - Effective management of interest, tax, and pension costs
  - Improve working capital through supply chain efficiency and lowering DSO
- Investing cash flow drivers:
  - Expansionary capex – capex used for growth of the business
    - Aircraft acquisitions (new deliveries and lease buyouts) and modifications net of financing proceeds
    - Growth in rotables[3], new buildings/bases
  - Maintenance capex – capex used for replenishing assets
    - Aircraft base maintenance, replacement of rotables[3] pool , building and base enhancement etc.
  - Disposals – Represents sales of retired fleet and other assets

1. EBITDAR refers to Adjusted EBITDAR excluding special items net of non-cash items in EBITDAR. See Appendix for reconciliation to GAAP measures.
2. Other includes realized FX gain/loss, and other cash items from financing charges. Please refer to our SEC filings for details of our operating cash flow.
3. Rotables refers to helicopter parts that can be repaired and reused such that they typically have an expected life approximately equal to the helicopters they support

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Page 25

Page 26 GO FURTHER. DO MORE. COME HOME SAFELY. Heli-One and Helicopter Services Restatements

Page 27 GO FURTHER. DO MORE. COME HOME SAFELY. FY 2013 and FY 2014 Restated • No external revenue impact • Helicopter Services direct costs reflect actual maintenance activity – Premium on pass-through work eliminated Preliminary and Unaudited Heli-One (US$ millions) FY 2013 FY 2014 Original Restated Change Original Restated Change Internal 286.7 133.7 (153.0) 278.9 159.9 (119.0) External 140.4 140.4 0 147.3 147.3 0 Total Revenue 427.1 274.1 (153.0) 426.2 307.2 (119.0) Direct Costs (335.5) (259.6) 75.9 (370.9) (278.0) 92.9 EBITDAR 91.7 14.5 (77.1) 55.3 29.2 (26.2) % of Total Revenue 21.5% 5.3% (16.2%) 13.0% 9.5% (3.5%) Heli-Services (US$ millions) Original Restated Change Original Restated Change Operating Revenue 1437.9 1437.9 0.0 1453.0 1453.0 0.0 Reimbursable Revenue 165.5 165.5 0.0 164.7 164.7 0.0 Internal Revenue 5.6 0.0 (5.6) 4.4 0.0 (4.4) Total Revenue 1609.0 1603.4 (5.6) 1622.1 1617.7 (4.4) Direct Costs (1144.0) (1061.3) 82.7 (1141.5) (1111.0) 30.6 Earnings from equity investees 4.7 4.7 0.0 7.2 7.2 0.0 EBITDAR 469.7 546.8 77.1 487.8 514 26.2 % of Operating Revenue 32.7% 38.0% 5.3% 33.6% 35.4% 1.8%

Quarterly FY 2014 Restated

Preliminary and Unaudited

Heli-One *(US$ millions)*

	Q1 FY2014			Q2 FY2014			Q3 FY2014			Q4 FY2014		
	Original	Restated	Change	Original	Restated	Change	Original	Restated	Change	Original	Restated	Change
Internal	69.7	37.2	(32.5)	68.8	43.3	(25.5)	69.3	33.4	(35.9)	71.2	46.0	(25.2)
External	27.6	27.6	0.0	35.3	35.3	0.0	36.7	36.7	0.0	47.6	47.6	0.0
Total Revenue	97.3	64.8	(32.5)	104.1	78.6	(25.5)	106.0	70.1	(36.0)	118.9	93.6	(25.2)
Direct Costs	(95.7)	(60.6)	35.0	(88.1)	(70.2)	17.9	(89.5)	(63.6)	25.9	(97.6)	(83.5)	14.1
EBITDAR	1.6	4.2	2.6	16.0	8.4	(7.6)	16.5	6.5	(10.1)	21.3	10.2	(11.1)
% of Total Revenue	*1.7%*	*6.5%*	*4.8%*	*15.3%*	*10.7%*	*(4.7%)*	*15.5%*	*9.2%*	*(6.3%)*	*17.9%*	*10.9%*	*7.0%*

Heli-Services *(US$ millions)*

	Q1 FY2014			Q2 FY2014			Q3 FY2014			Q4 FY2014		
	Original	Restated	Change	Original	Restated	Change	Original	Restated	Change	Original	Restated	Change
Operating Revenue	345.4	345.4	0.0	367.9	367.9	0.0	375.3	375.3	0.0	364.4	364.4	0.0
Reimbursable Revenue	41.9	41.9	0.0	40.2	40.2	0.0	41.9	41.9	0.0	40.8	40.8	0.0
Internal Revenue	0.4	0.0	(0.4)	1.4	0.0	(1.4)	2.1	0.0	(2.1)	0.5	0.0	(0.5)
Total Revenue	387.7	387.3	(0.4)	409.4	408.1	(1.4)	419.3	417.2	(2.1)	405.7	405.1	(0.5)
Direct Costs	(261.5)	(263.6)	(2.1)	(298.0)	(289.1)	8.9	(303.7)	(291.5)	12.2	(278.3)	(266.8)	11.6
Earnings from equity investees	2.4	2.4	0.0	1.5	1.5	0.0	2.1	2.1	0.0	1.3	1.3	0.0
EBITDAR	128.6	126.1	(2.6)	112.9	120.5	7.6	117.7	127.8	10.1	128.6	139.6	11.1
% of Operating Revenue	*37.2%*	*36.5%*	*(0.7%)*	*30.7%*	*32.8%*	*2.1%*	*31.4%*	*34.0%*	*2.7%*	*35.3%*	*38.3%*	*3.0%*

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Page 29 GO FURTHER. DO MORE. COME HOME SAFELY. Glossary of Terms Adjusted EBITDAR = earnings before interest, taxes, depreciation, amortization, helicopter lease and associated costs, asset impairments, gain (loss) on disposal of assets, foreign exchange gain (loss) and other financing income (charges) Adjusted EBITDAR excluding special items = Adjusted EBITDAR excluding corporate transaction costs, which includes costs related to senior executive turnover, potential financing and other transaction Adjusted net income(loss) = net loss which excludes corporate transaction costs, asset dispositions, asset impairments, the revaluation of our derivatives and foreign exchange gain (loss), and net income or loss attributable to non-controlling interests and debt extinguishment Adjusted EBITDAR margin = Adjusted EBITDAR excluding special items/operating revenue Operating revenue = Total revenue less reimbursable revenue which is costs reimbursed from customers Weighted adjusted share count = the number of ordinary shares outstanding at our IPO date, adjusted for the weighted average of shares issued subsequent to this date Adjusted EPS = adjusted net loss/weighted adjusted share count Free cash flow = cash provided by operating activities less cash used in investing activities Liquidity = cash and cash equivalents and unused capacity in the revolver net of letters of credit plus undrawn overdraft facilities